EXHIBIT 99

PRESS RELEASE  DATED April 28, 2009

BEMIS COMPANY, INC.

One Neenah Center, 4th Floor

P.O. Box 669

Neenah, Wisconsin  54957-0669

For additional information please contact:

Melanie E. R. Miller

Vice President, Investor Relations

and Treasurer

(920) 527-5045

FOR IMMEDIATE RELEASE

BEMIS COMPANY REPORTS 2009 FIRST QUARTER RESULTS

NEENAH, WISCONSIN, April 28, 2009 — Bemis Company, Inc. (NYSE-BMS) today reported quarterly diluted earnings of $0.36 per share for the first quarter ended March 31, 2009, compared with $0.41 per share for the same quarter of 2008.  Results for the current quarter were negatively impacted by severance charges associated with workforce reductions and the implementation of Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations (FAS 141(R)).  Excluding the effect of the items mentioned above, which are set forth in the attached schedule, “Reconciliation of Non-GAAP Data”, diluted earnings per share would have been $0.43 for the first quarter of 2009 compared to $0.41 per share for the first quarter of 2008.

Net sales were $843.4 million for the first quarter of 2009, an 11.0 percent decrease from $947.3 million for the same period of 2008.  Currency effects reduced net sales by 8.3 percent compared to the first quarter of 2008.  The remaining 2.7 percent decrease in net sales reflects lower unit volume partially offset by a favorable price and mix impact compared to the first quarter of 2008.

“I am pleased to report strong first quarter performance results in such a challenging market environment,” said Henry Theisen, Bemis Company’s President and Chief Executive Officer.  “Our manufacturing agility along with our disciplined cost management strategies have served us well in this global recession.  We are controlling expenses, working capital, and manufacturing waste while maintaining our focus on customer service and quality.  Our business teams are facing an environment of broad economic and market uncertainty in 2009, and we are meeting each challenge with a strategy that we expect to deliver long-term value to Bemis Company.”

New Accounting Pronouncements

FASB Staff Position No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (FSP EITF 03-6-1)

The calculation of basic and diluted earnings per share for both of the years presented has been modified to reflect FASB Staff Position No. EITF 03-6-1, effective January 1, 2009.  This FASB Staff Position further interprets and clarifies the computation of shares outstanding for share-based awards.  The impact of this modification is a $0.01 per share decrease in basic and diluted earnings per share for each of the periods presented.  The 2008 earnings per share have been recast to reflect the impact of this new accounting guidance.

Statement of Financial Accounting Standard No. 141 (revised 2007), Business Combinations (FAS 141(R))

First quarter 2009 diluted earnings per share included a $0.06 per share charge from the implementation of FAS 141(R).  Effective on a prospective basis for Bemis’ fiscal years beginning January 1, 2009, this new accounting standard requires that acquisition costs associated with a possible business combination must be expensed when incurred.  These costs are principally accounting, legal, and other professional fees associated with Bemis’ due diligence on a portion of the packaging business belonging to Rio Tinto plc.  These confidential efforts are ongoing and are consistent with Bemis’ historical acquisition strategy of focusing on core competencies while retaining an investment grade profile.  No further details will be made available at this time.

Statement of Financial Accounting Standard No. 160, Noncontrolling Interest in Consolidated Financial Statements (FAS 160), an amendment to ARB No. 51

The presentation of minority interest has been repositioned in accordance with FAS 160.  In the income statement, minority interest is presented on an after-tax basis, following a subtotal entitled “Net income before noncontrolling interests”.  In the balance sheet, minority interest is now referred to as “Noncontrolling interest” and is now presented as a component of “Total stockholders’ equity”.

BUSINESS SEGMENTS

Flexible Packaging

Bemis’ flexible packaging business segment, which represented about 85 percent of total Company net sales this quarter, reported net sales of $715.2 million in the first quarter.  This represents an 8.5 percent decrease compared to net sales of $781.6 million for the first quarter of 2008.  Currency effects reduced net sales by 8.7 percent.  Segment operating profit for the first quarter of 2009 was $91.4 million, or 12.8 percent of net sales.  Results for the quarter were negatively impacted by severance charges associated with workforce reduction events intended to adjust workforce levels to better match market demands for certain product lines.  Excluding the impact of these severance costs, segment operating profit for the first quarter of 2009 would have been $92.5 million, or 12.9 percent of net sales.  (See attached schedule: “Reconciliation of Non-GAAP Data”.)  Segment operating profit for the first quarter of 2008 was $78.6 million, or 10.1 percent of net sales.  The net effect of currency translation and foreign exchange losses decreased operating profit in the first quarter of 2009 by $7.1 million compared to the same quarter of 2008.  Higher operating profit reflects the impact of both lower raw material costs in 2009 and the benefit of cost improvement programs.

Commenting on the flexible packaging segment results, Theisen said, “I am pleased to report that our flexible packaging business recorded record first quarter operating profit.  Our flexible packaging business segment is benefiting from a temporary raw material cost advantage which is expected to moderate during the second quarter as customer contract mechanisms adjust to reflect current raw material costs.  In addition, our aggressive efforts to manage production costs will continue to benefit Bemis going forward.  While we have experienced a slower business environment across many of our flexible packaging markets, we are pleased to report continued growth in the areas of our business where we have been investing, including packaging for processed meat and cheese, dairy and liquids, and medical devices.  Our South American operations are achieving healthy sales growth, partially offsetting the negative impact of local currency fluctuations.  Our European operations continue to improve.  Globally, our operations are prudently managing costs to accommodate inconsistent market demand.  Overall, this has been a strong quarter for our flexible packaging operations in the face of unusual market challenges.”

Pressure Sensitive Materials

Net sales from the pressure sensitive materials business segment for the first quarter of 2009 were $128.2 million compared to $165.7 million in the first quarter of 2008.  Currency effects reduced net sales by 6.5 percent compared to the first quarter of 2008.  This segment reported an operating loss for the first quarter of 2009 of $1.9 million, compared to the first quarter of 2008 when segment operating profit was $11.9 million, or 7.2 percent of net sales.  Lower volume in each of the product lines in this business segment substantially reduced operating profit for the first quarter.  Results for the first quarter of 2009 were also negatively impacted by severance charges associated with workforce reduction events intended to adjust workforce levels to better match current market demands.  Excluding the impact of these severance costs, segment operating profit for the first quarter of 2009 would have been $0.7 million, or 0.5 percent of net sales.  (See attached schedule: “Reconciliation of Non-GAAP Data”.)  The net effect of currency translation and foreign exchange losses decreased operating profit in the first quarter of 2009 by $0.4 million compared to the same quarter of 2008.

“Consistent with our forecast at the beginning of this year, performance in our pressure sensitive materials business is reflecting the weakness in global economic conditions,” said Theisen.  “Our customers in this segment operate in the advertising, automotive, housing, and consumer product markets, all of which have experienced a dramatic decline in product demand in this economic environment.  Our focus for 2009 is to manage costs aggressively to restore profitability as soon as possible and to meet production needs.”

Other Costs (Income), Net

For the first quarter of 2009, other costs and income included $4.7 million of financial income, a decrease of $3.0 million compared to $7.7 million for the first quarter of 2008.  This decrease reflects lower interest income from cash balances invested outside of the United States in 2009.  Other costs and income also included $9.1 million of professional fees associated with a possible business combination.  These costs are expensed in accordance with FAS 141(R) referred to above.

Capital Structure

Total debt to total capitalization was 29.1 percent at March 31, 2009, compared to 31.5 percent at December 31, 2008.  Total stockholders’ equity as of December 31, 2008, has been recast in accordance with FAS 160 as noted above.  Total debt as of March 31, 2009 was $617.4 million, a decrease of $69.2 million from the balance of $686.6 million at December 31, 2008.  Strong cash flow from operations of $148.3 million for the first quarter of 2009 benefited from our concerted efforts to reduce working capital by a total of $52.8 million.

Liquidity

As of March 31, 2009, Bemis had available from its banks a total of $625.0 million of revolving credit facilities.  These credit facilities are used principally as back-up for the Company’s commercial paper program.  As of March 31, 2009, there was $282.8 million of debt outstanding supported by these credit facilities, leaving $342.2 million of available credit.  Of this amount, credit facilities accounting for $200.0 million in available credit expire on April 28, 2009 and will not be renewed.  Bemis continues to maintain the $425 million credit facility that expires in 2013.  Cash flows from operating activities are expected to continue to provide sufficient liquidity to meet future cash obligations.

Dividend Increase

During the first quarter, the board of directors approved a 2.3 percent increase in the quarterly dividend, from $0.22 per share to $0.225 per share.

2009 Earnings Outlook

Quarterly and annual guidance excludes the impact of FAS 141(R) and severance charges incurred and yet to be incurred in 2009.  Management expects second quarter 2009 diluted earnings per share to be in a range of $0.35 to $0.43 per share.  Guidance for the full year 2009 remains unchanged at $1.50 to $1.70 per share.  Management continues to expect capital expenditures to be in the $100 million to $110 million range for 2009.

Commenting on the outlook for the year, Theisen noted that the market conditions remain difficult to predict.  “While the results of the first quarter are encouraging, we continue to face challenging business conditions in both business segments.  The range of our quarterly and full year guidance reflects the uncertainty that exists in the current market environment.  Our business teams continue to focus on maximizing performance results for 2009 and future periods,” he said.

Presentation of Non-GAAP Information

Some of the information presented in this press release reflects adjustments to “As reported” results to exclude certain amounts related to the Company’s workforce reductions and the implementation of FAS 141(R).  This adjusted information should not be construed as an alternative to the reported results determined in accordance with accounting principles generally accepted in the United States of America (GAAP).  It is provided solely to assist in an investor’s understanding of the impact of these items on the comparability of the Company’s operations.  A reconciliation of the GAAP amounts to the Non-GAAP amounts is included with this press release.

Forward Looking Statements

Effective on a prospective basis for Bemis’ fiscal years beginning 2009, Statement of Financial Accounting No. 141 (revised 2007), Business Combinations (FAS 141(R)), establishes new accounting principles governing accounting for business combinations, including changes in the accounting treatment of acquisition related costs.  Unless otherwise expressly stated, Bemis’ quarterly and full-year guidance does not and will not include any estimated impact of such costs to be incurred in the future.  These costs are not estimable due to the uncertainty regarding the duration and extent of efforts necessary in the future.

Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward-looking” and are presented pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  Such content is subject to certain risks and uncertainties, including but not limited to future changes in cost or availability of raw materials, consumer buying patterns under certain economic conditions, changes in customer order patterns, the results of competitive bid processes, costs associated with the pursuit of business combinations (pursuant to FAS No. 141(R)), a failure in our information technology infrastructure or applications, foreign currency fluctuations, changes in working capital requirements, changes in government regulatory requirements, and the availability and related cost of financing from banks and capital markets.  Actual future results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors which are detailed in the Company’s regular SEC filings including the most recently filed Form 10-K for the year ended December 31, 2008.

About The Company

Bemis Company, Inc. will webcast an investor telephone conference regarding its first quarter 2009 financial results this morning at 10 a.m., Eastern Time.  Individuals may listen to the call on the Internet at www.bemis.com under “Investor Relations”.  Listeners are urged to check the website ahead of time to ensure their computers are configured for the audio stream.  Instructions for obtaining the required, free, downloadable software are available in a pre-event system test on the site.

Bemis Company is a major supplier of flexible packaging and pressure sensitive materials used by leading food, consumer products, manufacturing, and other companies worldwide.  Founded in 1858, the Company reported 2008 net sales of $3.8 billion.  The Company’s flexible packaging business has a strong technical base in polymer chemistry, film extrusion, coating and laminating, printing and converting. The Company’s pressure sensitive materials business specializes in adhesive technologies.  Headquartered in Neenah, Wisconsin, Bemis employs about 15,200 individuals in 57 manufacturing facilities in 11 countries around the world.  More information about the Company is available at our website, www.bemis.com.

BEMIS COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2009	2008

Net sales	$843,393	$947,282

Costs and expenses:
Cost of products sold	679,361	784,313
Selling, general and administrative expenses	88,755	88,744
Research and development	6,042	5,828
Interest expense	6,023	9,029
Other costs (income), net	4,564	(9,105)

Income before income taxes and noncontrolling interests	58,648	68,473

Provision for income taxes	21,300	24,800

Net income before noncontrolling interests	37,348	43,673

Less: Net income attributable to noncontrolling interests	638	1,340

Net income attributable to Bemis Company, Inc.	$36,710	$42,333

Basic earnings per share	$0.36	$0.41

Diluted earnings per share	$0.36	$0.41

Cash dividends paid	$0.225	$0.220

Weighted average basic shares outstanding	103,190	103,509

Weighted average diluted shares outstanding	103,299	103,756

BEMIS COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(dollars in thousands)

(unaudited)

	March 31,	December 31,
	2009	2008
ASSETS

Cash and cash equivalents	$73,196	$43,454
Accounts receivable, net	417,499	426,888
Inventories, net	403,169	435,667
Prepaid expenses	67,741	76,649
Total current assets	961,605	982,658

Property and equipment, net	1,114,473	1,135,482

Goodwill	596,804	595,466
Other intangible assets, net	78,684	80,773
Deferred charges and other assets	25,211	27,935
Total	700,699	704,174

TOTAL ASSETS	$2,776,777	$2,822,314

LIABILITIES

Current portion of long-term debt	$31,443	$18,651
Short-term borrowings	1,200	7,954
Accounts payable	311,823	323,142
Accrued salaries and wages	63,785	63,227
Accrued income and other taxes	25,707	8,807
Total current liabilities	433,958	421,781

Long-term debt, less current portion	584,749	659,984
Deferred taxes	115,206	111,832
Deferred credits and other liabilities	252,901	246,174
Total long-term liabilities	952,856	1,017,990

Total liabilities	1,386,814	1,439,771

STOCKHOLDERS’ EQUITY
Bemis Company, Inc. stockholders’ equity:
Common stock issued (117,294,335 and 117,130,962 shares)	11,729	11,713
Capital in excess of par value	349,136	345,982
Retained income	1,612,660	1,599,178
Other comprehensive income (loss)	(122,029)	(112,001)
Treasury common stock (17,422,771 and 17,422,771 shares)	(498,341)	(498,341)
Total Bemis Company, Inc. stockholders’ equity	1,353,155	1,346,531
Noncontrolling interests	36,808	36,012
Total stockholders’ equity	1,389,963	1,382,543

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,776,777	$2,822,314

BEMIS COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2009	2008
Cash flows from operating activities
Net income	$36,710	$42,333
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,365	41,838
Noncontrolling interests in net income	638	1,340
Excess tax benefit from share-based payment arrangements	(24)	(56)
Stock award compensation	4,860	4,677
Deferred income taxes	2,544	(346)
Income of unconsolidated affiliated company	(439)	(509)
Loss (gain) on sales of property and equipment	210	777
Changes in working capital, net of effects of acquisitions	52,758	(41,559)
Net change in deferred charges and credits	12,685	7,098

Net cash provided by operating activities	148,307	55,593

Cash flows from investing activities
Additions to property and equipment	(22,243)	(28,393)
Proceeds from sales of property and equipment	265	290

Net cash used in investing activities	(21,978)	(28,103)

Cash flows from financing activities
Proceeds from issuance of long-term debt	159	11,540
Repayment of long-term debt	(2,254)	(20,438)
Net borrowing (repayment) of commercial paper	(58,545)	47,750
Net borrowing (repayment) of short-term debt	(8,791)	(9,367)
Cash dividends paid to stockholders	(23,226)	(22,714)
Common stock purchased for the treasury		(26,771)
Excess tax benefit from share-based payment arrangements	24	56
Stock incentive programs and related withholdings	(2,185)	(1,364)

Net cash used in financing activities	(94,818)	(21,308)

Effect of exchange rates on cash and cash equivalents	(1,769)	3,605

Net increase in cash and cash equivalents	29,742	9,787

Cash and cash equivalents balance at beginning of year	43,454	147,409

Cash and cash equivalents balance at end of period	$73,196	$157,196

BEMIS COMPANY, INC. AND SUBSIDIARIES

OPERATING PROFIT AND PRETAX PROFIT

(in millions)

(unaudited)

	Three Months Ended
	March 31,
	2009	2008

Flexible Packaging operating profit	$91.4	$78.6

Pressure Sensitive Materials operating profit	(1.9)	11.9

General corporate expenses	(24.9)	(13.0)

Interest expense	(6.0)	(9.0)

Income before income taxes and noncontrolling interests	$58.6	$68.5

BEMIS COMPANY, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP DATA

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2009	2008
Reconciliation of GAAP to Non-GAAP
Operating Profit and Operating Profit as a
Percentage of Net Sales by Segment

Flexible Packaging
Net Sales	$715.2	$781.6

Operating Profit as reported	$91.4	$78.6

Non-GAAP adjustments:
Severance costs for reductions in workforce	$1.1

Operating Profit as adjusted	$92.5	$78.6

Operating Profit as a percentage of Net Sales
As Reported	12.8%	10.1%
As Adjusted	12.9%	10.1%

Pressure Sensitive Materials
Net Sales	$128.2	$165.7

Operating Profit as reported	$(1.9)	$11.9

Non-GAAP adjustments:
Severance costs for reductions in workforce	$2.6

Operating Profit as adjusted	$0.7	$11.9

Operating Profit as a percentage of Net Sales
As Reported	-1.5%	7.2%
As Adjusted	0.5%	7.2%

Reconciliation of GAAP to Non-GAAP
Earnings per Share

Diluted earnings per share as reported	$0.355	$0.408

Non-GAAP adjustments per share, net of taxes:
Severance costs for reductions in workforce	0.023
FAS 141(R) acquisition related expenses	0.055

Diluted earnings per share as adjusted	$0.433	$0.408